UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2015

Fifth Street Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(203) 681-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 1, 2015, Fifth Street Asset Management Inc. issued a press release announcing the closing of a $416.6 million collateralized loan obligation, Fifth Street SLF II, Ltd. (the “CLO”). In connection with the closing of the CLO, it is expected that the Investment Management Agreement, dated as of July 31, 2014, by and between Fifth Street Senior Loan Fund II Operating Entity, LLC and Fifth Street Management LLC, will be terminated.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibit:

99.1 Press Release, dated as of October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: October 2, 2015	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	Co-President and Chief Compliance Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated as of October 1, 2015.